As filed with the Securities and Exchange Commission on November 6, 2015
File No. 001-37494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Amendment No. 6
to
Form 10
_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
_____________________
Computer Sciences Government Services Inc.*
(Exact name of registrant as specified in its charter)
*The registrant will be renamed CSRA Inc.
______________________

Nevada	47-4310550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3170 Fairview Park Drive
Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
703-642-2000
____________________________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None.
__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Computer Sciences Government Services Inc.
Information Required in Registration Statement
Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business
See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Transactions,” “Capitalization,” “Business of Computer Sciences GS,” “Business of SRA,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Computer Sciences GS,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRA” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information
See “Summary,” “Summary Historical Combined Financial Data of Computer Sciences GS,” “Summary Historical Consolidated Financial Data of SRA,” “Summary Unaudited Pro Forma Combined Financial Data of Combined Company,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data for Computer Sciences GS,” “Selected Historical Combined Financial Data for SRA,” “Unaudited Pro Forma Condensed Combined Financial Information of Combined Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Computer Sciences GS” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SRA”

3.	Properties	See “Business of Computer Sciences GS—Properties” and “Business of SRA—Properties”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management of Computer Sciences GS following the Transactions”
6.	Executive Compensation	See “Management of Computer Sciences GS following the Transactions” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence
See “Risk Factors,” “Management of Computer Sciences GS following the Transactions,” “The Master Separation and Distribution Agreement and Ancillary Agreements” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings
See “Business of Computer Sciences GS—Legal Proceedings,” “Risk Factors—SRA’s income tax returns are subject to audit in various jurisdictions and its fiscal 2011 U.S. federal income tax returns are currently under audit” and “Risk Factors—We are defendants in pending litigation that may have a material and adverse impact on our profitability”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Transactions,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock,” “Certain Relationships and Related Party Transactions—Agreements with CSC,” and “The Master Separation and Distribution Agreement and Ancillary Agreements”
13.	Financial Statements and Supplementary Data
See “Summary,” “Selected Historical Combined Financial Data for Computer Sciences GS” “Selected Historical Combined Financial Data for SRA,” “Unaudited Pro Forma Condensed Combined Financial Information of Combined Company,” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Financial Statements See “Index to Financial Statements” and the financial statements referenced therein
(b) Exhibits
See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement between Computer Science Corporation and Computer Sciences Government Services Inc.†*
2.2
Agreement and Plan of Merger, dated as of August 31, 2005, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc. SRA International, Inc. and certain enumerated SRA stockholders (incorporated by reference to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

3.1	Form of Amended and Restated Articles of Incorporation of Computer Sciences Government Services Inc.†
3.2	Form of Amended and Restated Bylaws of Computer Sciences Government Services Inc.†
10.1
Form of Transition Services Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc. (incorporated by reference to Exhibit H to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.2
Form of Tax Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc. (incorporated by reference to Exhibit G to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.3	Form of Employee Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.4	Form of Real Estate Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.5	Form of Intellectual Property Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.
10.6	Form of Non-U.S. Agency Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.7
Form of Registration Rights Agreement among Computer Sciences Government Services Inc. and the SRA Stockholders specified therein (incorporated by reference to Exhibit F to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.8	Form of Computer Sciences Government Services 2015 Omnibus Incentive Plan†
10.9	Form of Computer Sciences Government Services 2015 Non-Employee Director Incentive Plan†
10.10	Form of Director and Officer Indemnification Agreement of Computer Sciences Government Services Inc.†
10.11
Second Amended and Restated Master Accounts Receivable Purchase Agreement, dated October 1, 2015, among Computer Sciences Corporation and CSC Government Solutions LLC, as Sellers, the Purchaser parties listed therein and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Purchasers†

21.1	List of subsidiaries of Computer Sciences Government Services Inc.†
99.1	Preliminary Information Statement of Computer Sciences Government Services Inc., subject to completion, dated November 6, 2015
99.2	Form of Notice of Internet Availability of Information Statement Materials†
† Previously filed.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 6 to its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPUTER SCIENCES GOVERNMENT SERVICES INC.

By:     /s/ Lawrence B. Prior III
      Name: Lawrence B. Prior III
      Title: President and Chief Executive Officer

Dated: November 6, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Master Separation and Distribution Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†*
2.2
Agreement and Plan of Merger, dated as of August 31, 2005, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc. SRA International, Inc. and certain enumerated SRA stockholders (incorporated by reference to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

3.1	Form of Amended and Restated Articles of Incorporation of Computer Sciences Government Services Inc.†
3.2	Form of Amended and Restated Bylaws of Computer Sciences Government Services Inc.†
10.1
Form of Transition Services Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc. (incorporated by reference to Exhibit H to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.2
Form of Tax Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc. (incorporated by reference to Exhibit G to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.3	Form of Employee Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.4	Form of Real Estate Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.5	Form of Intellectual Property Matters Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.
10.6	Form of Non-U.S. Agency Agreement between Computer Sciences Corporation and Computer Sciences Government Services Inc.†
10.7
Form of Registration Rights Agreement among Computer Sciences Government Services Inc. and the SRA Stockholders specified therein (incorporated by reference to Exhibit F to Exhibit 2.1 to Computer Sciences Corporation's Current Report on Form 8-K filed September 4, 2015, File No. 001-04850)

10.8	Form of Computer Sciences Government Services 2015 Omnibus Incentive Plan†
10.9	Form of Computer Sciences Government Services 2015 Non-Employee Director Incentive Plan†
10.10	Form of Director and Officer Indemnification Agreement of Computer Sciences Government Services Inc.†
10.11
Second Amended and Restated Master Accounts Receivable Purchase Agreement, dated October 1, 2015, among Computer Sciences Corporation and CSC Government Solutions LLC, as Sellers, the Purchaser parties listed therein and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Purchasers†

21.1	List of subsidiaries of Computer Sciences Government Services Inc.†
99.1	Preliminary Information Statement of Computer Sciences Government Services Inc., subject to completion, dated November 6, 2015
99.2	Form of Notice of Internet Availability of Information Statement Materials†
† Previously filed.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.